AMENDMENT
TO THE
GENERAL SECURITY AGREEMENT

THIS AMENDMENT TO THE GENERAL SECURITY AGREEMENT is made and entered into as of August 22, 2007 (this “Amendment”) by and between Karat Platinum LLC (“Debtor”) and Sentra Consulting Corp. (“Secured Party”).

WITNESSETH

WHEREAS, Secured Party is making a series of loans to Debtor in the original principal amount of up to $1,200,000 which are secured pursuant to the terms and provisions of the General Security Agreement dated July 11, 2007 (the “Security Agreement”; capitalized terms used herein not otherwise defined shall have the meanings given to such terms in the Security Agreement);

WHEREAS, Debtor has requested, and Secured Party has agreed to make further advances to Debtor in the original principal amount of up to an aggregate of $4,500,000;

WHEREAS, the parties desire to amend certain provisions of the General Security Agreement pursuant to the terms and provisions contained in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1. Principal Amount of Advances.  The defined term “Notes” shall hereafter refer to all loans made and to be made by Secured Party to Debtor in the original principal amount of up to an aggregate of Four Million Five Hundred Thousand and 00/100 ($4,500,000) Dollars pursuant to one or more advances, and each advance will be evidenced by a promissory note (as each such promissory note may be amended, restated, modified, or otherwise supplemented from time to time);

2. Reference. On and after the date hereof, each reference in the Security Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Security Agreement in any other agreement, document or other instrument, shall mean, and be a reference to the Security Agreement, as amended by this Amendment.

3. Counterparts. This Amendment may be executed in one or more counterparts and by facsimile, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

4. Captions. The captions used in this Amendment are intended for convenience of reference only, shall not constitute any part of this Amendment and shall not modify or affect in any manner the meaning or interpretation of any of the provisions of this Amendment.

5. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, representatives and the permitted successors and assigns of the parties hereto.

6. Governing Law. This Amendment and the rights and obligations of the parties under this Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws rules applied in such state.

[Remainder of Page Intentionally Omitted; Signature Page to Follow]

IN WITNESS WHEREOF, the parties have executed this Amendment to the Security Agreement as of the date first written above.

DEBTOR: KARAT PLATINUM LLC By: /s/ David Neuberg____ Name: David Neuberg Title: Member SECURED PARTY: SENTRA CONSULTING CORP. By: /s/ Philip Septimus____ Name: Philip Septimus Title: President